UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 15, 2013, Quicksilver Resources Inc. (the “Company”) and Thomas F. Darden, Chairman of the Board of the Company, entered into an agreement (the “Agreement”) with respect to Mr. Darden’s retirement and Mr. Darden’s provision of consulting services following his retirement. Effective May 15, 2013, Mr. Darden retired from his executive position and is expected to remain an employee that does not serve as an officer through December 31, 2013 and a member of the Board of Directors of the Company as Chairman Emeritus. While an employee, Mr. Darden will continue to receive his same base salary, benefits and, subject to the execution of a general release and waiver of claims, annual incentive compensation opportunity. In addition, he will be entitled to $12,500 per month, and additional reimbursements, with respect to certain business expenses. In recognition of his contributions to the sale and transfer of a 25% interest in the Company’s Barnett Shale assets to TG Barnett Resources LP, Mr. Darden will receive a cash bonus of $1,138,000, payable in two equal installments on May 15 and August 12, 2013, and a stock option grant with an aggregate grant date fair value of $1,138,000 to be granted on or prior to August 12, 2013. In connection with his retirement, he will be entitled to full vesting of his outstanding unvested equity awards (242,724 shares of restricted stock and 304,407 options), subject to the execution of a general release and waiver of claims.
Pursuant to the Agreement, and subject to the execution of a general release and waiver of claims, Mr. Darden will be engaged by the Company as a consultant for the three-year period following his retirement and will receive a monthly consulting fee of $45,000. While a consultant, Mr. Darden will be entitled to $12,500 per month, and additional reimbursements, with respect to certain business expenses. In addition, Mr. Darden will be eligible to receive bonuses of up to $2,500,000 in the aggregate under certain circumstances in connection with certain possible future strategic transactions of the Company occurring on or before December 31, 2016.
The Agreement contains customary non-solicitation, confidentiality, non-disparagement, compliance and cooperation obligations.
The Board of Directors of the Company appointed W. Yandell Rogers, III as non-executive Chairman of the Board as of May 15, 2013.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 15, 2013, the Company’s Board of Directors approved the adoption of the Company’s Amended and Restated Bylaws, which became effective immediately upon adoption, a copy of which is filed as Exhibit 3.1 to this Form 8-K. The Company’s Bylaws were amended to clarify certain officer roles of the Company and the role of the lead independent director.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders of the Company was held on May 15, 2013. Results with respect to proposals submitted at the meeting were as follows:

1. Election of three directors to serve terms expiring at the Company’s annual meeting to be held in 2016.

Name	Total Vote for Each Director	Total Vote Withheld for Each Director	Broker Non‑Votes
Anne Darden Self	109,533,413	18,818,288	0
Michael Y. McGovern	126,473,997	1,877,704	0
Steven M. Morris	115,340,553	13,011,148	0
2. Advisory vote to approve executive compensation.

Number of Votes
Votes For	121,161,242
Votes Against	6,922,064
Votes Abstained	268,395
Broker Non‑Votes	0
3. Approve an amendment to the Company’s Sixth Amended and Restated 2006 Equity Plan to increase shares available for grant.

Number of Votes
Votes For	114,519,739
Votes Against	13,584,083
Votes Abstained	247,879
Broker Non‑Votes	0
4. Approve performance goals and award limits under the Company’s Sixth Amended and Restated 2006 Equity Plan as proposed to be amended.

Number of Votes
Votes For	125,091,565
Votes Against	1,358,155
Votes Abstained	1,901,981
Broker Non‑Votes	0
Item 8.01 Other Events.
On May 15, 2013, the Company’s Board of Directors formed a search committee for a Chief Operating Officer.

Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are filed as part of this Current Report.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Quicksilver Resources Inc., effective on May 15, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Cirone
John C. Cirone
Executive Vice President, General Counsel and Secretary

Date: May 16, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Quicksilver Resources Inc., effective on May 15, 2013